Exhibit 21.1
Subsidiaries of the Registrant
As of December 31, 2011

Subsidiary	Jurisdiction	% Owned
Asia Dekor Hexion Specialty Chemicals (Heyuan) Chemical Company Limited	China	50%
Asia Dekor Borden (Hong Kong) Chemical Company	Hong Kong	50%
Borden Chemical Foundry, LLC	Delaware	100%
Borden Chemical Holdings (Panama) S.A.	Panama	100%
Borden Chemical UK Limited	UK	100%
Borden International Holdings Limited	UK	100%
Borden Luxembourg S.a r.l.	Luxembourg	100%
HA-International, LLC	Delaware	50%
Hexion Nova Scotia Finance, ULC	Nova Scotia, Canada	100%
Hexion Shchekinoazot Holding B.V.	Netherlands	50%
Hexion Shchekinoazot OOO	Russia	50%
Hexion Specialty Chemicals Lda.	Portugal	100%
Hexion Specialty Chemicals Luxembourg s.a.r.l.	Luxembourg	100%
Hexion Specialty Chemicals Management (Shanghai) Co., Ltd.	China	100%
Hexion Specialty Chemicals Uruguay S.A.	Uruguay	100%
Hexion U.S. Finance Corp.	Delaware	100%
Hexion UV Coatings (Shanghai) Co., Ltd.	China	49.99%
HSC Capital Corporation	Delaware	100%
InfraTec Duisburg GmbH	Germany	70%
Lawter International Inc.	Delaware	100%
Momentive Shanxi Holdings Limited	Hong Kong	100%
Momentive CI Holding Company (China) LLC	Delaware	100%
Momentive International Holdings Coöperatief U.A.	Netherlands	100%
Momentive International Inc.	Delaware	100%
Momentive Quimica do Brasil Ltda.	Brazil	100%
Momentive Quimica S. A.	Panama	100%
Momentive Specialty Chemicals (Caojing) Limited	Hong Kong	100%
Momentive Specialty Chemicals (Heyuan) Limited	Hong Kong	100%
Momentive Specialty Chemicals (N.Z.) Limited	New Zealand	100%
Momentive Specialty Chemicals Asua S.L.	Spain	100%
Momentive Specialty Chemicals Australia Finance Pty Ltd	Australia	100%
Momentive Specialty Chemicals Australia General Partner Pty Ltd	Australia	100%
Momentive Specialty Chemicals Australia Limited Partnership	Australia	100%
Momentive Specialty Chemicals B.V.	Netherlands	100%
Momentive Specialty Chemicals Barbastro S.A.	Spain	100%
Momentive Specialty Chemicals Canada Inc.	Canada	100%
Momentive Specialty Chemicals Europe B.V.	Netherlands	100%
Momentive Specialty Chemicals Finance B.V.	Netherlands	100%
Momentive Specialty Chemicals Forest Products GmbH	Germany	100%
Momentive Specialty Chemicals France SAS	France	100%
Momentive Specialty Chemicals GmbH	Germany	100%

Subsidiary	Jurisdiction	% Owned
Momentive Specialty Chemicals Holding B.V.	Netherlands	100%
Momentive Specialty Chemicals Holdings (China) Limited	Hong Kong	100%
Momentive Specialty Chemicals Iberica S.A.	Spain	100%
Momentive Specialty Chemicals Investments Inc.	Delaware	100%
Momentive Specialty Chemicals Italia S.P.A.	Italy	100%
Momentive Specialty Chemicals Korea Company Limited	Korea	100%
Momentive Specialty Chemicals Leuna GmbH & Co. Kg	Germany	100%
Momentive Specialty Chemicals (Mumbai) Private Limited	India	100%
Momentive Specialty Chemicals Oy	Finland	100%
Momentive Specialty Chemicals Pardubice S.r.o.	Czech Republic	100%
Momentive Specialty Chemicals Pty Ltd	Australia	100%
Momentive Specialty Chemicals Research Belgium SA	Belgium	100%
Momentive Specialty Chemicals S.A.S.	France	100%
Momentive Specialty Chemicals S.r.l.	Italy	100%
Momentive Specialty Chemicals Samutsakorn Ltd.	Thailand	100%
Momentive Specialty Chemicals Sdn. Bhd.	Malaysia	100%
Momentive Specialty Chemicals Singapore Pte. Ltd.	Singapore	100%
Momentive Specialty Chemicals Stanlow Limited	UK	100%
Momentive Specialty Chemicals Stuttgart GmbH	Germany	100%
Momentive Specialty Chemicals UK Limited	UK	100%
Momentive Specialty Chemicals Wesseling GmbH	Germany	100%
Momentive Specialty Chemicals, a.s.	Czech Republic	100%
Momentive Specialty UV Coatings (Shanghai) Limited	China	49.99%
Momentive Specialty UV Coatings (Shanghai) Limited	Hong Kong	100%
National Borden Chemical Germany GmbH	Germany	100%
New Nimbus GmbH & Co Kg	Germany	100%
NL Coop Holdings LLC	Delaware	100%
Oilfield Technology Group, Inc.	Delaware	100%
PT Hexion Specialty Chemicals	Indonesia	100%
Resolution Research Nederland B.V.	Netherlands	100%
Resolution Specialty Materials Rotterdam B.V.	Netherlands	100%
Sanwei Hexion Chemicals Company Limited	China	49%